UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): June 30, 2016

California Resources Corporation
(Exact Name of Registrant as Specified in Charter)

Delaware	001-36478	46-5670947
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9200 Oakdale Avenue, Suite 900 Los Angeles, California	91311
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (888) 848-4754
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.
California Resources Corporation (CRC) has received notice of an unsolicited "mini-tender" offer by TRC Capital Corporation ("TRC Capital") to purchase up to 1.5 million shares of CRC’s common stock at a price of $11.45 per share in cash. The offering price is approximately 5.1 percent below the closing price per share of CRC’s common stock on June 28, 2016, the last trading day before the commencement of the offer.

CRC wishes to inform its stockholders that it does not endorse TRC Capital's unsolicited mini-tender offer and recommends that stockholders do not tender their shares. Stockholders who have already tendered their shares may withdraw them at any time prior to 12:01 a.m., New York City time, on Friday, July 29, 2016, in accordance with TRC Capital's offering documents. CRC is not associated with TRC Capital, its mini-tender offer or the mini-tender offer documentation.

A copy of CRC’s press release containing additional information regarding TRC Capital's unsolicited mini-tender offer is attached to this Current Report on Form 8-K as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
99.1	Press Release June 30, 2016

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

California Resources Corporation

/s/ Michael L. Preston
Name:	Michael L. Preston
Title:	Executive Vice President, General Counsel and Corporate Secretary

DATED: June 30, 2016

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release June 30, 2016